SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2008
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     Waste Management, Inc. (the “Company”) issued a press release this morning, October 30, 2008, announcing its earnings for the quarter ended September 30, 2008. A copy of the press release is attached hereto as exhibit 99.1.
     Additionally, as previously announced, the Company is holding a conference call, open to the public, to discuss these results, from 9:00 a.m. to 10:00 a.m. Central time this morning. The call will be webcast live, and may be heard by accessing the Company’s website at www.wm.com. The call may also be listened to by calling (877) 710-6139 and entering the access code 66401070.  A replay of the conference call will be available through 4:00 p.m. Central time on November 13, 2008. The replay of the call may be heard over the Internet, by accessing the Company’s website at www.wm.com, or by telephone by dialing 800-642-1687 and entering conference code 66401070.
     On the conference call, management of the Company is expected to discuss results of operations using certain non-GAAP financial measures that are also included in the Company’s press release. The Company has provided information regarding its use of these non-GAAP measures and reconciliations of them to their most comparable GAAP measures in the press release that is attached to this Form 8-K as exhibit 99.1 and the schedules thereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1: Press Release dated October 30, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: October 30, 2008	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated October 30, 2008